Calculation of Filing Fee Tables
S-8
PRECISION BIOSCIENCES INC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.000005 per share	Other	4,000,000	$ 4.25	$ 17,000,000.00	0.0001381	$ 2,347.70
2	Equity	Common Stock, par value $0.000005 per share	Other	600,000	$ 4.25	$ 2,550,000.00	0.0001381	$ 352.15
Total Offering Amounts:						$ 19,550,000.00		$ 2,699.85
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,699.85
Offering Note
[1]	1a. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 also covers such additional shares of common stock, $0.000005 par value per share ("Common Stock"), of Precision BioSciences, Inc. (the "Registrant"), as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends or similar transactions. 2a. Represents an additional 4,000,000 shares of Common Stock that may become issuable under the Company's 2019 Incentive Award Plan, as Amended and Restated (the "2019 Plan") pursuant to the provisions of the 2019 Plan that provide for an automatic annual increase in the number of shares of Common Stock available for issuance thereunder. 3a. Represents an additional 600,000 shares of Common Stock available for issuance under the 2021 Employment Inducement Incentive Award Plan, as amended. 4a. Estimated in accordance with the provisions of Rule 457(h) and Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the registration fee and calculated based on $4.25 per share, which represents the average high and low prices of the Registrant's Common Stock reported on The Nasdaq Capital Market on December 24, 2025. 5a. The Registrant does not have any fee offsets.

[2]	1b. Same as above. 2b. Same as above 3b. Same as above 4b. Same as above 5b. Same as above.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A